UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary proxy statement
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

INTERMAGNETICS GENERAL CORPORATION

(Name of Registrant as Specified in Its Charter)

N/ A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________________________________

(2)	Form, Schedule or Registration Statement No.: ____________________________________________________

(3)	Filing Party: ____________________________________________________

(4)	Date Filed: ____________________________________________________

The following press release was issued on August 18, 2006.

INTERMAGNETICS FILES DEFINITIVE PROXY STATEMENT
FOR ACQUISITION BY PHILIPS

Shareholder meeting to vote on acquisition set for September 26, 2006;
Agreement in principle reached to settle shareholder litigation related to the merger

Latham, New York, August 18, 2006 – Intermagnetics General Corporation (NASDAQ: IMGC) today announced that the Securities and Exchange Commission (SEC) has declared effective Intermagnetics’ proxy statement for the acquisition of Intermagnetics by Philips Holding USA Inc., subsidiary of Koninklijke Philips Electronics, N.V. (NYSE:PHG, AEX:PHI). The merger was announced by Philips and Intermagnetics on June 15, 2006.

The merger will be presented for the approval of Intermagnetics’ shareholders at a special meeting of shareholders, scheduled for September 26, 2006, at which Intermagnetics shareholders who held shares as of the record date of August 16, 2006 will be entitled to vote. Completion of the transaction remains subject to the approval of Intermagnetics’ shareholders at the special meeting, to European regulatory approval, and to the satisfaction or waiver of other conditions and terms of the merger agreement. The merger is expected to close during the fourth quarter of calendar 2006.

Intermagnetics also announced today that it had reached an agreement in principle to settle two putative class actions filed in the Supreme Court of the State of New York, Albany County, that challenged the merger agreement and related transactions.

Intermagnetics (http://www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in the market of Magnetic Resonance Imaging (MRI), as well as its expanding businesses within Medical Devices that encompass Invivo Diagnostic Imaging (focusing on MRI components & imaging sub-systems) and Invivo Patient Care (focusing on monitoring & other patient care devices). Intermagnetics is also a prominent participant in superconducting applications for Energy Technology. The company has a 35-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems & components and other specialized high-value added devices.

Forward-Looking Statements:

This release may contain certain forward-looking statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC:

Intermagnetics has filed with the SEC a proxy statement in connection with the proposed transaction and intends to file other relevant materials with the SEC. Intermagnetics intends to mail the proxy statement to its shareholders beginning on or about August 18, 2006. The proxy statement and other materials filed with the SEC contain important information about Intermagnetics, Philips, the Merger and related matters. Investors and security holders are urged to read the proxy statement carefully because it contains important information regarding the merger.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Intermagnetics and Philips through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Intermagnetics by contacting Investor Relations, Intermagnetics General Corporation, P.O. Box 461, Latham, New York 12110-0461, or by telephoning (518) 782-1122, or on Intermagnetics’ web site at www.igc.com.

Intermagnetics and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Intermagnetics in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also included in Intermagnetics’ proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about September 26, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Intermagnetics by contacting Investor Relations, Intermagnetics General Corporation, P.O. Box 461, Latham, New York 12110-0461, or by telephoning (518) 782-1122, or on Intermagnetics’ web site at www.intermagnetics.com.